                            M.D.C. HOLDINGS, INC.

                       EXECUTIVE OPTION PURCHASE PROGRAM


      1.    PURPOSE.  The purpose of the Executive Option Purchase Program
(the "Program") is to obtain for M.D.C. Holdings, Inc. ("MDC") the benefits inherent in the ownership of its securities by selected executives who are important to the success and growth of the business of MDC and to assist MDC in retaining the services of such executives.

      2. ADMINISTRATION. The Program shall be administered by the Compensation Committee of the Board of Directors of MDC (the "Committee"). The Committee shall have authority, not inconsistent with the Program, to (a) determine the executives of MDC that shall be eligible to participate in the Program ("Loan Participants"); (b) prescribe the loan documents and any other instruments required under the Program; (c) interpret the provisions of the Program; (d) adopt, amend and rescind rules and regulations for the administration of the Program and for its own acts and proceedings; and (e) decide all questions and settle all controversies and disputes which may arise in connection with the Program. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

      3. INITIAL LOAN PARTICIPANTS. The initial Loan Participants shall be: Larry A. Mizel, Spencer I. Browne, David D. Mandarich and Paris G. Reece III.

      4. USE OF LOANS. Loans made pursuant to the Program shall be used by the Loan Participants solely to finance a portion of the purchase price of shares of MDC common stock from MDC through the exercise of stock options. All such purchases of common stock of MDC shall be subject to the terms of the plans or agreements under which the options were granted and any applicable requirements of federal and state securities laws.

      5. COLLATERAL. The Loan Participant shall secure any loan under the Program (the "Loan") by pledging to MDC all the shares (the "Collateral") purchased with the proceeds of the Loan; each such pledge shall be documented by the execution and delivery of a Pledge Agreement substantially in the form attached as Exhibit B, with such changes from time to time, not inconsistent herewith, as the Committee shall determine.

      6. RELEASE OF COLLATERAL. At any time on or after a Loan Participant makes a principal payment on a Loan, the Loan Participant may require MDC to release a pro-rata portion of the Collateral, with the number of shares to be released determined by multiplying the total number of shares of Collateral by a fraction, the numerator of which shall be the amount of any such principal payment and the denominator of which shall be the original principal amount of the Loan secured by the Collateral; provided, however, that releases of Collateral shall be permitted by this Section 6 only if the fair market value of the Collateral retained by MDC after giving effect to a release equals or exceeds the unpaid principal amount of the Loan after giving effect to the principal payment. For this purpose, "fair market value" shall mean the closing price of each share of Collateral on the New York Stock Exchange on the date of the principal payment (or, if no shares were traded on that day, on the next preceding day on which shares were traded), multiplied by the number of shares of Collateral retained by MDC.

      7. AMOUNT OF LOAN. The amount of any Loan made under the Program shall not exceed sixty-six and two-thirds percent (66 2/3 %) of the sum of (a) the aggregate purchase price of the shares purchased with the proceeds of the Loan, and (b) the amount of any federal and state income taxes payable by the Loan Participant in connection with such exercise as determined by MDC. Subject to Section 8, a Loan Participant shall be eligible for more than one option exercise loan.

      8.    LIMITATIONS.    The aggregate amount of Loans which may be made to
each of Messrs. Mizel, Browne and Mandarich shall be $1,000,000 and to Mr. Reece shall be $300,000, subject, in each such case, to a reduction of ten percent (10%) per year on each April 1.

      9. NOTE. Each Loan made hereunder shall be full recourse and shall be evidenced by a Promissory Note substantially in the form of Exhibit A, with such changes from time to time, not inconsistent herewith, as the Committee shall determine. The Promissory Note shall not be subject to any rights of setoff or other similar defenses by the Loan Participant.

      10. INTEREST. Each Loan made hereunder shall bear simple interest at a variable rate per annum, adjusted as of the first day of each calendar month during the term of the Loan, equal to (a) the average one month London Inter-Bank Offered Rate as of the last business day immediately preceding the date of such adjustment (or, in the case of the initial rate, the date of such Loan) as reported in THE WALL STREET JOURNAL, plus (b) one percent (1%).

      11. TERM OF LOAN. Each Loan under the Program shall mature (the "Maturity Date") on the earlier of: (a) the fifth anniversary date of the Loan;
(b) ninety (90) days after the Loan Participant's employment with MDC has been terminated for cause; or (c) one (1) year after the Loan Participant's employment with MDC has been terminated other than for cause.

      12. PAYMENTS OF PRINCIPAL AND INTEREST. Payments of principal and accrued interest shall be made on April 1 of each year during the term of a Loan hereunder based upon a ten (10) year amortization. All unpaid principal and any accrued but unpaid interest shall be payable in full on the Maturity Date. In addition, on each April 1, an additional principal payment shall be made in the amount, if any, by which the outstanding aggregate principal amount of Loans to a Loan Participant exceeds the adjusted limitations on loan amounts of Section 8 hereof.

      13. PREPAYMENT. Notwithstanding any other provision of the Program, a Loan Participant who has received a Loan shall have the option to repay all or any portion of the outstanding balance of the Loan at any time without penalty before the Loan becomes due and payable. Subject to Section 8 hereof, any amounts so repaid shall thereafter be available for use by the Loan Participant.

      14. EMPLOYMENT RIGHTS. The adoption of the Program does not confer upon any Loan Participant any right to continued employment with MDC nor does it interfere in any way with the right of MDC to terminate the employment of any Loan Participant at any time with or without cause. The rights and obligations of a Loan Participant under a Promissory Note are independent of any rights or obligations of the Loan Participant as an employee, officer or director of MDC.

      15. TRANSFERABILITY. The rights of a Loan Participant under the Program shall not be transferable except to the extent the Loan Participant's unexercised options are transferable.

      16. AMENDMENT, MODIFICATION AND TERMINATION OF THE PROGRAM. The Board of Directors of MDC may at any time terminate and may at any time and from time to time, and in any respect, amend or modify, the Program; provided, however, that no such action of the Board of Directors of MDC shall in any manner affect any Loan theretofore granted under the Program without the consent of the Loan Participant.

      17. LEGAL RESTRICTIONS. All provisions of the Program shall be subject to and limited by applicable laws and regulations.

      18.   EFFECTIVE DATE.  The Program shall be effective as of April 14,
1995.

                EXHIBIT A TO EXECUTIVE OPTION PURCHASE PROGRAM

                               PROMISSORY NOTE

                               __________, 19__


Borrower:   ____________________

Lender:     M.D.C. Holdings, Inc., a Delaware corporation

Amount:     $__________

Maturity Date: ________, 20__


      For value received, Borrower promises to pay to the order of Lender at Lender's corporate office in Denver, Colorado, the sum of ________________________________ dollars ($_________) in lawful money of the
United States with simple interest thereon from the date hereof until paid, both before and after judgment, computed on the basis of a three hundred sixty-five
(365) day year, at a variable rate per annum, adjusted as of the first day of each calendar month during the term of this Promissory Note, equal to (a) the average one month London Inter-Bank Offered Rate as of the last business day immediately preceding the date of such adjustment (or, in the case of the initial rate, the date hereof) as reported in THE WALL STREET JOURNAL, plus
(b) one percent (1%). Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at a default rate of eighteen percent (18%) per annum from the date when due until paid, both before and after judgment.

      Payments of principal and accrued interest shall be made on April 1 of each year during the term of this Promissory Note based upon a ten (10) year amortization. In addition, on each April 1, an additional principal payment shall be made in the amount, if any, by which the outstanding aggregate principal amount of loans under the Program (as defined below) to Borrower exceeds $_________, as reduced by ten percent (10%) per year on each such April
1. The remaining principal and accrued interest shall be payable in full on the earlier of: (a) _________, 20__; (b) ninety (90) days after Borrower's employment with Lender has been terminated for cause; or (c) one (1) year after Borrower's employment with Lender has been terminated other than for cause.

      All payments shall be applied first to accrued interest and the remainder, if any, to principal.

      This Promissory Note arises out of the Executive Option Purchase Program of Lender (the "Program") and is secured pursuant to a Pledge Agreement as required by the Program.

      If default occurs in the payment of any principal or interest when due and remains uncured five days after Borrower's receipt of notice thereof, or if any Event of Default (as defined in the Pledge Agreement) occurs under the Pledge Agreement, time being the essence, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full and in any such event, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.


                                      Borrower:


                                      _____________________________
                                      ______________

                EXHIBIT B TO EXECUTIVE OPTION PURCHASE PROGRAM

                              PLEDGE AGREEMENT


            THIS AGREEMENT is entered into as of the ____ day of ________, 199__, by and between M.D.C. Holdings, Inc., a Delaware corporation ("MDC") and _______________________ ("Pledgor").

            WHEREAS, MDC has made a loan to Pledgor pursuant to MDC's Executive Option Purchase Program (the "Program"); and

            WHEREAS, it is a condition under the Program that Pledgor enter into this Agreement with MDC;


            NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, MDC and Pledgor agree as follows:


1.   PLEDGE.

      1.1 SECURITY INTEREST. As security for the promissory note of Pledgor of even date herewith in the original principal amount of $______________ (the "Note"), including any renewals or extensions thereof, Pledgor hereby pledges and assigns to MDC and creates in MDC a security interest in all of his right, title and interest in and to the shares of common stock of MDC represented by the stock certificates listed on Schedule 1 to this Agreement (the "Pledged Shares") together with all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received in addition thereto, in exchange thereof or in substitution therefor (the "Collateral").

      1.2 STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. If the Pledged Shares or any additional shares of capital stock, instruments, or other property distributable on or by reason of the Collateral, shall come into the possession or control of Pledgor, and such property is such that a security interest therein can be perfected only by possession by MDC, Pledgor shall hold the same in trust and forthwith transfer and deliver the same to MDC subject to the provisions hereof. Notwithstanding the above, absent an Event of Default, Pledgor shall retain the right to vote and receive all dividends declared on all shares of the Collateral.

      1.3 DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. The stock certificates representing the Pledged Shares have been delivered to MDC. Pledgor shall promptly deliver to MDC share certificates or other documents representing Collateral acquired or received after the date of this Agreement with stock powers duly executed by Pledgor. If at any time MDC notifies Pledgor that additional stock powers endorsed in blank held by MDC with respect to the Collateral are required, Pledgor shall promptly execute in blank and deliver such stock powers as MDC may request.

      1.4 POWER OF ATTORNEY. Pledgor hereby constitutes and irrevocably appoints MDC, with full power of substitution and revocation by MDC, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default (as defined below) has occurred and is continuing, to affix to certificates and documents representing the Collateral the stock powers delivered with respect thereto, to transfer or cause the transfer of the Collateral or any part thereof on the books of MDC to the name of MDC or MDC's nominee and thereafter exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect MDC's interest in the Collateral and shall not impose any duty upon MDC to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.


2.   REPRESENTATIONS OF PLEDGOR.

      Pledgor represents and warrants to MDC that:

      2.1 OWNERSHIP. Pledgor is the sole legal and beneficial owner of, and has good and marketable title to, the Pledged Shares listed as being owned by him on Schedule 1, free and clear of all pledges, liens, security interests and other encumbrances other than the security interest created by this Agreement, and Pledgor has the unqualified right and authority to execute this Agreement and to pledge the Collateral to MDC as provided for herein.

      2.2 OTHER RIGHTS. There are no outstanding options, warrants or other agreements with respect to the Pledged Shares, other than this Agreement.

      2.3 COMPLIANCE. The execution and delivery of this Agreement by Pledgor, and the performance by Pledgor of his obligations hereunder, will not result in a violation of any contract, agreement or other obligation to which Pledgor is a party or, to the best knowledge of Pledgor, any law or governmental regulation to which Pledgor is subject.

3.   COVENANTS.

    Pledgor covenants to MDC that:

      3.1 SALE OR TRANSFER. Unless Pledgor and MDC have made arrangements for the release of all or any part of the Collateral in accordance with Section 6 of the Program, Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of this Agreement.

      3.2 FURTHER ACTIONS. Pledgor will, at his own expense, at any time and from time to time at MDC's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably proposed by MDC further to enhance, preserve, establish, demonstrate or enforce MDC's rights, interests and remedies created by, provided in or arising from this Agreement.


4.   REMEDIES.

      4.1 EVENTS OF DEFAULT. "Event of Default" means any one of the following events:

            (a) the occurrence of any event of default under the Note which has not been cured within the applicable cure period, or

            (b) default in the performance, or breach, of any covenant, representation or warranty of Pledgor in this Agreement, and continuance of such default or breach for a period of 30 days after MDC has given such Pledgor written notice specifying such default or breach and requiring it to be remedied.

      4.2 ACTIONS BY MDC. If an Event of Default occurs and is continuing, then and in every such case MDC may take any one or more of the following actions:

            (a) MDC may upon two business days' notice cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner;

            (b) MDC may upon two business days' notice collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to the Note in such manner as MDC may decide in its sole and absolute discretion;

            (c) MDC may upon two business days' notice enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof;

            (d) At any time upon two business days' notice, after Pledgor's failure to pay the same, MDC may discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral, pay for the maintenance and preservation of the Collateral, or pay for insurance on the Collateral; the amount of such payments, plus any and all fees, costs and expenses of MDC (including reasonable attorneys' fees and disbursements) in connection therewith, shall, at MDC's option, be reimbursed by Pledgor on demand, with interest thereon to be calculated pursuant to the Note from the date paid by MDC.

            (e) MDC shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Colorado.

      4.3 REMEDIES CUMULATIVE AND NONEXCLUSIVE. All of MDC's rights and remedies, including, but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as MDC may deem expedient.

      4.4 CONSENTS AND APPROVALS. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use his best efforts to secure the same. Pledgor further agrees to use his best efforts to secure such sale or other disposition of the Collateral as MDC may deem necessary pursuant to the terms of this Agreement.

      4.5 ASSIGNMENT AND TRANSFER. Upon any sale or other disposition, MDC shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including MDC) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal that he had or may have under any rule of law or statute now existing or hereafter adopted.

      4.6 NO OBLIGATION. MDC shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. MDC may, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or for future delivery, the Collateral so sold may be retained by MDC until the selling price is paid by the purchaser thereof, but MDC shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      4.7 DISPOSITION OF PROCEEDS. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by MDC in the following order:

            (a) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of MDC's agents and attorneys;

            (b)   to the payment of Note in such manner as MDC may elect; and

            (c) to the payment to Pledgor of any surplus.

      4.8 INSUFFICIENCY. In the event that the proceeds of any sale or other disposition are insufficient to cover the principal of, and interest on, the Note plus the costs and expenses of the sale or other disposition, Pledgor shall be liable for such deficiency.


5.   TERMINATION.

    This Agreement shall continue in full force and effect as long as any amount remains outstanding under the Note. Subject to any sale or other disposition by MDC of the Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to Pledgor upon full indefeasible payment, satisfaction and termination of the Note. A portion of the Collateral shall also be returned to Pledgor as provided in the Program.

6.   EXPENSES OF MDC.

    All expenses (including reasonable fees and disbursements of counsel) incurred by MDC in connection with any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other proceeding or action taken by MDC hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, and regardless of whether any litigation or proceeding is commenced for the purpose of satisfaction of the liability of Pledgor for failure to pay his or her obligations or as additional amounts owing by Pledgor to cover MDC's costs of acting against the Collateral, shall be deemed an obligation of Pledgor for all purposes of this Agreement, and MDC may apply the Collateral to payment of or reimbursement of itself for such liability.


7.   MISCELLANEOUS.

      7.1 ASSIGNABILITY OF RIGHTS. Pledgor may not assign any of his rights under this Agreement, and any attempted assignment shall be void and considered a default under this Agreement. The provisions of this Agreement which are for MDC's benefit as a holder of the Collateral are also for the benefit of, and enforceable by any subsequent holder of the Note or the Collateral.

      7.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to MDC:

                  MDC Holdings, Inc.
                  3600 South Yosemite, Suite 900
                  Denver, Colorado 80237
                  Attention: Michael Touff, Esq.

            (b)  if to Pledgor:

                  ________________________
                  ________________________
                  ________________________
                  ________________________

      7.3 ENTIRE AGREEMENT. Except as expressly set forth herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof; provided, however, that to the extent this Agreement is inconsistent with the Program, the provisions of the Program shall control.

      7.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. No provision of this Agreement shall be construed against any party by reason of that party having drafted the same.

      7.5 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.6 SEVERABILITY; ENFORCEABILITY. If any term or provision of this Agreement or any application thereof shall be invalid or enforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

      7.7 ATTORNEYS' FEES. In the event of any dispute among the parties hereto relating to the subject matter of this Agreement, the out-of-pocket costs and reasonable attorneys' fees of the prevailing party shall be paid by the other party in addition to any other relief.

      7.8 AMENDMENT. This Agreement may not be supplemented, modified or amended except by an instrument in writing signed by the parties hereto.

      7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.10 NO OBLIGATION. MDC and its assigns shall use reasonable care in holding the Collateral and shall hold and dispose of the same in accordance with the terms of this Agreement.

            IN WITNESS WHEREOF, MDC has caused this Agreement to be executed, and Pledgor has executed this Agreement, as of the date first written above.


                        M.D.C. HOLDINGS, INC.


                        By:______________________________
                           _______________, _____________


                        PLEDGOR


                        ______________________________
                        ________________

                        SCHEDULE 1 TO PLEDGE AGREEMENT

                               PLEDGED SHARES

Stock Cert.   Number of
   Number      Shares
- -----------   ---------

     __       ____________

     __       ____________